UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2019

WAITR HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37788	26-3828008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

844 Ryan Street, Suite 300, Lake Charles, Louisiana 70601

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 1-800-661-9036

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry in a Material Definitive Agreement.

On February 25, 2019, Waitr Holdings Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company (the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Amendment”) to the Warrant Agreement, dated as of May 25, 2016 (the “Warrant Agreement”), by and between the Company and the Warrant Agent. The Warrant Amendment amends the Warrant Agreement to provide the Company with the right to require the holders of the Company’s publicly traded warrants (the “public warrants”) to exchange their public warrants for shares of common stock, par value $0.0001 per share, of the Company (“common stock”) at an exchange ratio of 0.162 shares of common stock for each public warrant. The Company has the right to require the exchange of not less than all of the public warrants at any time while such public warrants are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the registered holders of the outstanding public warrants at least fifteen days prior to the date of exchange fixed by the Company.

The Company intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended, on March 12, 2019.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, in connection with the Company’s offer to each holder of the public warrants to receive 0.18 shares of common stock in exchange for each public warrant tendered by the holder and exchanged pursuant to the offer (the “Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of the public warrants to approve the Warrant Amendment.

The Offer and Consent Solicitation expired at 11:59 p.m. Eastern Standard Time on February 22, 2019. A total of 24,769,192 public warrants, or approximately 99.1% of the 25,000,000 outstanding public warrants, were validly tendered and not withdrawn in the Offer, including 119,892 public warrants that were tendered through a notice of guaranteed delivery, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of more than 65% of the public warrants, the Warrant Amendment was approved. The Company intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended, on March 12, 2019.

The Company expects to issue 4,458,438 shares of common stock in exchange for the public warrants tendered in the Offer, resulting in a total of 69,578,745 shares of common stock outstanding following such issuance.

Item 8.01	Other Events.

On February 25, 2019, the Company issued a press release announcing the closing of the Offer and the Consent Solicitation. The Company also announced that it intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended, on March 12, 2019.

A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement, dated as of February 25, 2019, by and between the Company and Continental Stock Transfer & Trust Company.

99.1	Press release dated February 25, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAITR HOLDINGS INC.

By:	/s/ Christopher Meaux
Name: Christopher Meaux
Title: Chief Executive Officer

Dated: February 25, 2019